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As filed with the Securities and Exchange Commission on March 27, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HILLTOP HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	84-1477939 (I.R.S. Employer Identification No.)

6565 Hillcrest Ave.
Dallas, Texas 75205
(214) 855-2177
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Corey G. Prestidge
Executive Vice President, General Counsel & Secretary
6565 Hillcrest Ave.
Dallas, Texas 75205
(214) 855-2177
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Greg R. Samuel
Matthew L. Fry
Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Telephone: (214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)(2)	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Debt Securities(3)

Common Stock(4)

Preferred Stock(5)

Warrants(6)

Depositary Shares(7)

Stock Purchase Contracts

Stock Purchase Units(8)

(1)
This registration statement covers an indeterminate aggregate number and amount of the securities of each class as may from time to time be offered and sold at indeterminate prices by the registrant. The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with offers and sales of securities registered hereunder. The debt securities, preferred stock and warrants may be convertible into, or exercisable or exchangeable for, our common stock or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, the registrant is deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Debt securities may be senior or subordinated.

(4)
Also includes the presently indeterminate number of shares of common stock as may be issued (a) upon conversion of or exchange for any debt securities or preferred stock that provide for conversion or exchange into common stock, (b) upon exercise of warrants to purchase common stock or (c) pursuant to stock purchase contracts.

(5)
Also includes the presently indeterminate number of shares of preferred stock as may be issued (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred stock, (b) upon exercise of warrants to purchase preferred stock or (c) pursuant to stock purchase contracts.

(6)
Warrants represent rights to purchase debt securities, common stock or preferred stock registered hereunder.

(7)
Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(8)
Each stock purchase unit will consist of (a) one or more stock purchase contracts and (b) a beneficial interest in debt securities or other securities, or any combination of the foregoing, securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contract(s).

PROSPECTUS

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

        The securities identified above may be offered and sold from time to time by us in one or more offerings. This prospectus provides a general description of the securities we may offer and the manner in which they may be offered. Supplements to this prospectus will describe the specific terms and manner of offering of the securities we actually offer. Prospectus supplements also may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

        Our common stock is listed on the New York Stock Exchange under the symbol "HTH."

        Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See "Risk Factors" on page 6 of this prospectus and in our most recent annual report on Form 10-K, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities will be our unsecured obligations, will not be savings accounts, deposits or obligations of any bank and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commission or discounts.

The date of this prospectus is March 27, 2020.

        As used in this prospectus, unless otherwise stated or the context otherwise requires, the terms "we," "us," "our" and the "Company" mean, collectively, Hilltop Holdings Inc. and its subsidiaries and their predecessors on a consolidated basis, and references to "Hilltop" refer solely to Hilltop Holdings Inc.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or SEC, using a "shelf" registration process. Using this process, we may offer, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a summary description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement also may add to, update or change the information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read this prospectus, the prospectus supplement and any pricing supplement, including any applicable "Risk Factors" section, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith we file reports, proxy or information statements and other information with the SEC. Such reports, proxy or information statements and other information can be accessed at the SEC's website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be accessed at the SEC's website. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        In addition, our filings are available on our website at http://ir.hilltop-holdings.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2019, filed by us with the SEC on February 27, 2020;

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  Our Current Reports on Form 8-K, filed by us with the SEC on January 30, 2020 (solely with respect to Item 8.01), and February 5, 2020; and

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  The description of our common stock contained in Exhibit 4.9 to our Annual Report on Form 10-K, filed by us with the SEC on February 27, 2020, including any amendments or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or calling us at the following address and telephone number:

Hilltop Holdings Inc.
Attention: Investor Relations
6565 Hillcrest Ave.
Dallas, Texas 75205
(214) 855-2177

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus that address results or developments that we expect or anticipate will or may occur in the future, and statements that are preceded by, followed by or include, words such as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "might," "plan," "probable," "projects," "seeks," "should," "target," "view" or "would" or the negative of these words and phrases or similar words or phrases, including such things as our business strategy, our financial condition, our revenue, our liquidity and sources of funding, market trends, operations and business, taxes, the pending sale of National Lloyds Corporation, or NLC, and the regulatory approval thereof, information technology expenses, capital levels, mortgage servicing rights assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, mortgage loans originated to be retained by the banking segment, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, total expenses and cost savings expected from our platform for growth and efficiency initiative, the effects of government regulation applicable to our operations, the appropriateness of, and changes in, our allowance for loan losses and provision for loan losses, including as a result of the "current expected credit losses", or CECL, model, anticipated investment yields, our expectations regarding accretion of discount on loans in future periods, the collectability of loans, cybersecurity incidents and the outcome of litigation are forward-looking statements.

        These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If an event occurs, our business, business plan, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Certain factors that could cause actual results to differ include, among others:

  •
  the credit risks of lending activities, including our ability to estimate loan losses and increases to the allowance for loan losses as a result of the implementation of CECL, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs;

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  changes in the interest rate environment;

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  the failure of the NLC sale transaction to close on the expected timeline or at all, including the ability to obtain regulatory approvals and meet other closing conditions to the sale of NLC, as well as the effect of the announcement of the NLC transaction on agent or customer relationships and operating results;

  •
  changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil and the uncertainties and effects of pandemics;

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  risks associated with our concentration in real estate related loans;

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  effectiveness of our data security controls in the face of cyber attacks;

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  severe catastrophic events in Texas and other areas of the southern United States;

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  the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness;

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  cost and availability of capital;

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  changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act;

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  changes in key management;

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  competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies;

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  legal and regulatory proceedings;

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  failure of our insurance segment reinsurers to pay obligations under reinsurance contracts;

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  risks associated with merger and acquisition integration; and

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  our ability to use excess capital in an effective manner.

        For a more detailed discussion of these and other factors that may affect our business and that could cause the actual results to differ materially from those anticipated in these forward-looking statements, see Item 1A, "Risk Factors," and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated, as well as the risk factors and other cautionary statements included in this prospectus and any applicable prospectus supplement and pricing supplement. See "Where You Can Find More Information."

        We caution that the foregoing list of factors is not exhaustive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. All subsequent written and oral forward-looking statements concerning our business attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus, except to the extent required by federal securities laws.

ABOUT HILLTOP HOLDINGS INC.

        Hilltop Holdings Inc. is a diversified, Texas-based financial holding company registered under the Bank Holding Company Act of 1956, as amended. Our primary line of business is to provide business and consumer banking services from offices located throughout Texas through our indirect subsidiary PlainsCapital Bank, or the Bank. We also provide an array of financial products and services through our broker-dealer, mortgage origination and insurance segments. We endeavor to build and maintain a strong financial services company through organic growth, as well as acquisitions, which we may make using available capital, excess liquidity and, if necessary or appropriate, additional equity or debt financing sources.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "HTH." Our executive offices are located at 6565 Hillcrest Ave., Dallas, Texas 75205, and our telephone number is (214) 855-2177. Our website address is www.hilltop-holdings.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

 RISK FACTORS

        An investment in our securities involves certain risks. Before making an investment in our securities, you should carefully consider the information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including the information contained in Item 1A under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and any updated risk factors described in annual reports on Form 10-K or quarterly reports on Form 10-Q that we have filed or may file with the SEC in the future. Any of these risks could materially and adversely affect our business, financial condition, results of operations and prospects, as well as the value of the securities offered by means of this prospectus and any applicable prospectus supplement, and could result in partial or complete loss of your investment.

        For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information." Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

        Unless we inform you otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things, the following:

  •
  repayment, redemption or refinancing of debt;

  •
  acquisitions of assets, businesses or securities;

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  working capital;

  •
  capital expenditures; and

  •
  repurchases and redemptions of securities.

        Pending any specific application, we may initially invest the net proceeds from the sale of the securities in short-term marketable securities, apply them to the reduction of other short-term indebtedness or hold the net proceeds in deposit accounts in our subsidiary, the Bank.

 SUMMARY OF THE SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the securities that we may offer and sell pursuant to this prospectus from time to time. When one or more of these securities are offered in the future, a prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We also will include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        We may sell, from time to time, in one or more offerings:

  •
  debt securities, which may be senior or subordinated and may be convertible or non-convertible;

  •
  common stock;

  •
  preferred stock;

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  warrants to purchase debt securities, common stock or preferred stock;

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  depositary shares;

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  stock purchase contracts; and

  •
  stock purchase units.

        A summary description of each of the securities that may be offered hereby is included herein. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our amended and restated charter, our amended and restated bylaws, the Maryland General Corporation Law and any other documents referenced in such summary descriptions, in each case as amended, modified and supplemented, and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

        We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        Our broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., are members of the Financial Industry Regulatory Authority, or FINRA, and may participate in distributions of the offered securities. Accordingly, because our broker-dealer subsidiaries have conflicts of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities.

        Any debt securities issued using this prospectus will be our direct unsecured general obligations. The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture, or the senior indenture, between us, as the issuer, and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The subordinated debt securities will be issued under an indenture, or the subordinated indenture, between us, as the issuer, and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act. The senior indenture and the subordinated indenture, as they may be amended or supplemented from time to time, are collectively referred to as the "indentures," and the trustee under each such indenture is referred to as the "trustee."

        Neither of the indentures limit the amount of senior or subordinated debt securities that we may issue. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

        Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity basis with all of our other unsecured and unsubordinated debt. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. In addition, under certain circumstances relating to our insolvency, dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all "general obligations" (as defined below under "Subordinated Debt Securities—Subordination").We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities, as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities.

        Because we are a financial holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and will be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits will have a priority over any claims that we may ourselves have as a creditor of the Bank.

        As a financial holding company, substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us. Specifically, the ability of the Bank to pay dividends to us is limited by its obligations to maintain sufficient capital and by other general restrictions on its dividends under federal and state bank regulatory requirements. Our broker/dealer subsidiaries also are subject to various capital adequacy requirements promulgated by regulatory authorities that may restrict our ability to withdraw capital from our broker/dealer subsidiaries by dividends, loans or other payments. Our insurance company subsidiaries also are subject to limitations on their ability to declare dividends without the approval of the Texas Department of Insurance. See "Business—Government Supervision and Regulation" and "Risk Factors—We are heavily dependent upon dividends from our subsidiaries." in our Annual Report on Form 10-K for the year ended December 31, 2019, incorporated by reference herein.

        We have summarized the material provisions of the debt securities and the indentures below. The summary is not complete. The form of each indenture has been filed with the SEC as referenced in the list of exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you. Your rights are defined by the terms of the indentures, not the summary provided in this prospectus or a prospectus supplement.

        Capitalized terms used in the summary and not otherwise defined herein have the meanings specified in the indentures. In this "Description of Debt Securities," references to "Hilltop," "the Company," "we," "our" and "us" refer only to Hilltop Holdings Inc. and not to its subsidiaries.

Provisions Applicable to Each Indenture

General

        The indentures do not limit the amount of debt securities that may be issued under that indenture or limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        We conduct substantially all of our operations through subsidiaries. As a result, distributions or advances from those subsidiaries are a significant source of funds needed to meet our debt service obligations. Laws or contractual provisions, as well as our subsidiaries' financial conditions and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including any payments required to be made under the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

        The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our "Senior Debt" as defined in and described under "—Provisions Applicable Solely to Subordinated Debt Securities" and in the prospectus supplement applicable to any subordinated debt securities.

Terms

        The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

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  whether the debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

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  the form and title of the debt securities;

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  the total principal amount of the debt securities;

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  whether the debt securities will be issued as registered securities, bearer securities or a combination of both;

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  any limit on the aggregate principal amount of the debt securities;

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  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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  the date or dates on which the principal of, and any premium on, the debt securities will be payable;

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  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  any right to extend or defer the interest payment periods and the duration of the extension;

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  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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  the place or places where payments on the debt securities will be payable;

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  any provisions for optional redemption or early repayment;

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  any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

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  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

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  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of debt securities;

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  any terms for the conversion or exchange of the debt securities for other securities of the Company or any other entity;

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  with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not prohibited by the applicable indenture.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell debt securities at a discount, debt securities that bear no interest or debt securities that bear interest at a rate below market rates, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Persons considering the purchase, ownership, or disposition of original issue discount debt securities or other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, should consult their own tax advisors concerning the U.S. federal income tax consequences to them from the purchase, ownership, or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

        Unless otherwise specified in the applicable prospectus supplement, we will pay principal, premium, if any, and interest, if any, on the senior and subordinated debt securities at the corporate trust office of the trustee. You also may make transfers or exchanges of senior and subordinated debt securities at that location. We also have the right to pay interest on any senior and subordinated debt securities by check mailed to the registered holders of such debt securities at their registered addresses. In connection with any payment on debt securities, we may require the holder to certify information to us. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments, or governmental charges from the payment.

        Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization, or similar restructuring of the Company.

Conversion Rights

        As described above, the terms, if any, on which debt securities will be convertible into or exchangeable for property, cash, or our securities or the securities of any other entity, or a combination of any of the foregoing, will be set forth in the applicable prospectus supplement. Such terms will include the conversion price, the conversion period, whether conversion will be at the option of the holders of such debt securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of debt securities.

Provisions Applicable to Senior Debt Securities

        The senior debt securities, if issued, will be direct, unsecured general obligations of the Company, will constitute senior indebtedness of the Company, and will have the same rank as our other senior indebtedness. For a definition of "senior indebtedness," see "Subordinated Debt Securities—Subordination" below.

Events of Default

        The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

  •
  default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

  •
  default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

  •
  default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for 30 days;

  •
  default in the performance, or breach, of any of the other covenants or warranties in the senior indenture, and continuance of such default or breach for a period of 90 days after notice has been given to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding securities of that series;

  •
  specified events of bankruptcy, insolvency, or reorganization; and

  •
  any other event of default specified with respect to senior debt securities of that series.

        If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration.

        We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

        Subject to the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. The trustee, however, may decline to act if the direction is contrary to law or the senior indenture.

        The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance

        The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:

  •
  defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

  •
  covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of such covenants.

        To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations (as defined below) that, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

        As used in the senior indenture, "U.S. government obligations" are:

  •
  direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that is guaranteed as a full faith and credit obligation of the U.S. and that is not redeemable by the issuer; and

  •
  certain depositary receipts with respect to an obligation referred to in the clause immediately above.

        As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law. In addition, with respect to U.S. government obligations or a combination of cash and U.S. government obligations, we must deliver to the trustee a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations, plus any deposited cash without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest on the senior debt securities to redemption or maturity, as the case may be.

        If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver

        The senior indenture provides that we, together with the trustee, may enter into supplemental indentures without the consent of the holders of senior debt securities to:

  •
  evidence the assumption by another person of our obligations;

  •
  add covenants for the benefit of the holders of all or any series of senior debt securities;

  •
  add any additional events of default;

  •
  add to or change the senior indenture to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  add collateral to secure, or provide for the guarantee of, the senior debt securities;

  •
  evidence the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the senior indenture as shall be necessary to provide for or facilitate the administration of the senior debt securities hereunder by more than one trustee;

  •
  comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act;

  •
  cure any ambiguity or correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision of the senior indenture;

  •
  conform any provision in the senior indenture to the requirements of the Trust Indenture Act;

  •
  provide for additional senior debt securities;

  •
  conform the text of the senior indenture or the senior debt securities to any provision of the "description of the debt securities" in the applicable prospectus supplement; or

  •
  make any change that does not adversely affect the interests of the holders of the senior debt securities in any material respect.

        Other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment may, however, without the consent of the holder of each outstanding senior debt security affected:

  •
  change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

  •
  reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

  •
  change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

  •
  impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

  •
  reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

        The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and may waive any past default under the senior indenture, except a default in the payment of principal, premium, or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale or Lease of Assets

        We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person, or sell, lease, transfer or convey all or substantially all of our assets to another person, as long as:

  •
  the successor, if not us, is a person organized under U.S. law;

  •
  the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

  •
  after giving effect to the transaction, no event of default shall have occurred and be continuing; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease of our properties and assets complies with the senior indenture and that all conditions precedent to such transaction have been complied with.

Subordinated Debt Securities

        The subordinated debt securities will be direct, unsecured general obligations of the Company. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness—and, in certain circumstances described below relating to our insolvency, dissolution, winding-up, liquidation, or reorganization—to all general obligations. The subordinated indenture does not limit the amount of debt, including senior indebtedness, or general obligations we may incur.

        Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See "Events of Default" below.

Subordination

        The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and effectively subordinated to all existing and future debt and other liabilities of our subsidiaries and, upon the occurrence of certain events of insolvency, will be subordinated to the prior payment in full of our general obligations.

        As used herein, "senior indebtedness" means (1) the principal of (and premium, if any) and interest in respect of indebtedness of the Company for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company; (2) all capital lease obligations of the Company; (3) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (4) all obligations of the Company in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions; (5) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of the Company whether or not such obligation is assumed by the Company; and (8) any deferrals, renewals or extensions of any such senior indebtedness. Senior indebtedness does not include the subordinated debt securities issued under the subordinated indenture, any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities issued under the subordinated indenture, and any indebtedness between or among the Company and its affiliates, including all other debt securities and guarantees in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company in connection with the issuance by such financing vehicle of capital securities or other securities guaranteed by the Company pursuant to an instrument that ranks on an equal basis with or junior in respect of payment to subordinated debt securities issued under the subordinated indenture.

        As used herein, "general obligations" means all obligations of the Company to make payment on account of claims of general creditors, other than (A) obligations on account of senior indebtedness and (B) obligations on account of subordinated debt securities issued under the subordinated indenture and indebtedness for money borrowed ranking pari passu with or subordinate to subordinated debt securities issued under the subordinated indenture.

        If the Board of Governors of the Federal Reserve System (or other Federal banking supervisor that is at the time of determination the Company's primary Federal banking supervisor) shall promulgate any rule or issue any interpretation defining or describing the term "general creditor" or "general creditors" or "senior indebtedness" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company (including a financial holding company, if applicable) in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company (including a financial holding company, if applicable) must be subordinated to be included in capital, to include any obligations not included in the definition of "senior indebtedness" under the subordinated indenture, the term "general obligations" will mean such obligations as defined or described in the first such rule or interpretation, other than obligations described in clauses (A) and (B) above.

        If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities.

        No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:

  •
  a default in the payment of principal of (or premium, if any) or interest on senior indebtedness;

  •
  an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

  •
  any judicial proceeding pending with respect to any such default.

        In addition, upon our insolvency, dissolution, winding-up, liquidation, or reorganization:

  •
  we must pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities; and

  •
  if, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors who hold general obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all general obligations before we may make any payment on the subordinated debt securities.

Events of Default

        An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series (or, if any securities of that series are original issue discount securities, such portion of the principal amount of such securities as may be specified by the terms thereof) may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.

        In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:

  •
  our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

  •
  our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

  •
  our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the subordinated indenture;

  •
  any event of default under the subordinated indenture; and

  •
  any other default regarding that series of subordinated debt securities.

        If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.

Defeasance and Covenant Defeasance

        The subordinated indenture contains a provision that, if made applicable to any series of subordinated debt securities, permits us to elect defeasance and/or covenant defeasance under the same terms described above in "Senior Debt Securities—Defeasance and Covenant Defeasance."

Modification and Waiver

        The subordinated indenture contains provisions providing for the amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the same terms described above in "Senior Debt Securities—Modification and Waiver." Additionally, no modification or amendment to the subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale or Lease of Assets

        We may, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into us under the same terms described above in "Senior Debt Securities—Consolidation, Merger, and Sale of Assets."

Information Concerning the Trustee

        We and certain of our subsidiaries maintain deposits and conduct other banking transactions with the trustee under each of the senior indenture and the subordinated indenture in the ordinary course of business.

Governing Law

        The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Form, Exchange, Registration and Transfer

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. Payment of any transfer tax or similar governmental charge payable for that registration, however, may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent that we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents that we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

        Unless we inform you otherwise in the applicable prospectus supplement, in the case of any redemption, we will not be required to register the transfer or exchange of:

  •
  any debt security during a period from the opening of business 15 days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent

        Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of, or any premium or interest on, debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

        Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities

        We will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities

        The debt securities of a series may be issued in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

        The following is a brief description of the terms of our capital stock. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law, federal law and our amended and restated charter and our amended and restated bylaws, in each case as amended, modified and supplemented from time to time, copies of which have been filed with the SEC and also are available upon request. See "Where You Can Find More Information."

        Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.01 per share, 10,000,000 shares of special voting stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Our common stock is listed on the New York Stock Exchange under the symbol "HTH." As of March 25, 2020, there were 90,798,946 shares of our common stock outstanding, zero shares of our special voting stock outstanding and zero shares of our preferred stock outstanding. Pursuant to our amended and restated charter, as amended, modified and supplemented from time to time, and the Maryland General Corporation Law, our board of directors, without stockholder approval, may amend our amended and restated charter from time to time to increase or decrease the aggregate number of authorized shares of our stock or the number of authorized shares of any class or series of our stock.

Common Stock

General

        We may issue shares of common stock from time to time at the direction of our board of directors.

Preemptive Rights and Appraisal Rights

        Holders of our common stock have no preemptive rights to subscribe for shares of common stock or any other class of stock that may be issued in the future. Holders of our stock are not entitled to exercise any rights of an objecting stockholder provided for under the Maryland General Corporation Law, unless our board of directors, upon an affirmative vote of a majority of the entire board of directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights.

Dividend Rights

        Holders of all of our common stock are entitled to receive their pro rata share of dividends in the amounts and at the times authorized by our board of directors in its discretion and declared by us out of funds legally available for the payment of dividends. Any holders of preferred stock then outstanding may have a priority over the holders of our common stock with respect to dividends.

Voting Rights

        Each holder of our common stock is entitled to one vote per share of common stock. Directors are elected by a plurality of the votes cast on the matter. No share of common stock has any cumulative voting rights or is redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Any holders of preferred stock or special voting stock then outstanding also may possess voting rights.

Liquidation Rights

        In the event of the liquidation, dissolution or winding up of Hilltop, whether voluntary or involuntary, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities and subject to the prior rights of any holders of preferred stock then outstanding, all of our assets available for distribution. Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Under Maryland law, our stockholders are generally not liable for our debts or obligations. All outstanding shares of common stock are fully paid and non-assessable.

Special Voting Stock

        As of March 27, 2020, we did not have any shares of special voting stock outstanding. Pursuant to a pairing agreement between us and Affordable Residential Communities LP, a former wholly owned subsidiary from our prior operations as an up-REIT, or ARC LP, each operating partnership unit in ARC LP that was issued in connection with our previous reorganization was paired with one share of special voting stock. ARC LP was liquidated into Hilltop and, accordingly, we may not issue any shares of special voting stock in the future.

Preferred Stock

        At the direction of our board of directors, we may issue shares of preferred stock from time to time. As of March 27, 2020, we did not have any shares of preferred stock outstanding. Pursuant to our amended and restated charter, as amended, modified and supplemented from time to time, our board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock by establishing the number, rights and preferences of, and designating, one or more classes or series of preferred stock. The rights of any class or series of preferred stock may include, among others:

  •
  general or special voting rights;

  •
  preferential liquidation or preemptive rights;

  •
  preferential cumulative or noncumulative dividend rights;

  •
  redemption or put rights; and

  •
  conversion or exchange rights.

        We may issue shares of, or rights to purchase shares of, preferred stock the terms of which might:

  •
  adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

  •
  discourage an unsolicited proposal to acquire us; or

  •
  facilitate a particular business combination involving us.

        Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over our then market price.

        The summary of terms of the preferred stock contained in this prospectus is not complete. You should refer to our amended and restated charter, as amended, modified and supplemented from time to time, and specifically the articles supplementary for the applicable class or series of preferred stock, that will be filed with the SEC.

Business Combinations Under Maryland Law

Maryland Business Combination Statute

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's then outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits the board of directors to adopt a resolution opting out of the application of the statute, and our board of directors has adopted such a resolution. In addition, our amended and restated bylaws, as amended, contain a provision that requires us to obtain the approval of a majority of the votes cast by stockholders entitled to vote generally in the election of directors before it can opt back into the statute.

Maryland Control Share Acquisition Statute

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), will entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our amended and restated bylaws, as amended, contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. In addition, our amended and restated bylaws, as amended, contain a provision that requires us to obtain the approval of a majority of the votes cast by stockholders entitled to vote generally in the election of directors before it can opt back into the statute.

Maryland Unsolicited Takeovers Statute

        Notwithstanding any contrary provision in its charter or bylaws, Maryland law provides that any Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by a provision in its charter or bylaws or a resolution of its board of directors, to any or all of the following provisions:

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  classifying the board;

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  requiring a two-thirds vote to remove a director;

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  requiring that the number of directors be fixed only by vote of the board of directors;

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  requiring that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  requiring that a stockholder meeting only be called upon the request of stockholders if stockholders entitled to cast a majority of the votes entitled to be cast at a meeting deliver a written request for the calling of a special meeting of stockholders.

        We currently have more than three independent directors and have a class of equity securities registered under the Exchange Act, and therefore our board of directors may elect to provide for any of the foregoing provisions. As of the date hereof, we have elected (a) to vest in our board of directors the power to fix the number of directors and (b) to require that, except as may be provided by our board of directors in setting the terms of any class or series of stock, vacancies on the board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Additionally, through other provisions of our amended and restated charter, as amended, modified and supplemented from time to time, and amended and restated bylaws, as amended, unrelated to the Maryland unsolicited takeovers statute, we require a two-thirds vote to remove a director.

Action by Consent

        Our amended and restated bylaws, as amended, and Maryland law provide that any action that can be taken at any special or annual meeting of stockholders may be taken by unanimous written or electronic consent of all stockholders entitled to vote.

Certain Charter and Bylaw Provisions

Anti-Takeover Provisions

        Our amended and restated charter, as amended, modified and supplemented from time to time, and amended and restated bylaws, as amended, contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares. These provisions include:

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  authorizations for our board of directors (a) to amend our amended and restated charter, as amended, modified and supplemented from time to time, to increase the number of authorized shares of any class or series of stock and (b) to issue preferred stock without stockholder approval;

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  authorization for our board of directors to alter, amend or repeal the bylaws, or to enact new bylaws;

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  a provision that directors may only be removed for cause and then by an affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors;

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  a limitation that only one or more stockholders that collectively hold, and have continuously collectively held for at least one year, as of the record date of the proposed meeting, 15% or more of the shares entitled to be voted at such proposed meeting may require a special meeting of stockholders to be called;

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  limitations on the ability of stockholders to require multiple special meetings relating to a similar item to be called; and

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  advance notice procedures with respect to stockholder proposals of matters to be acted upon at a stockholder meeting and stockholder nominations of candidates for election as directors.

Further, the Maryland General Corporation Law provides that stockholders are not entitled to cumulative voting in the election of directors unless the charter provides otherwise. Our charter does not provide for cumulative voting.

Choice of Forum

        Our amended and restated bylaws, as amended, provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of Hilltop to us or our stockholders, (c) any action asserting a claim against us or any director or officer or other employee of Hilltop arising pursuant to any provision of the Maryland General Corporation Law or our amended and restated charter, as amended, modified and supplemented from time to time, or amended and restated bylaws, as amended, or (d) any action asserting a claim against us or any director or officer or other employee of Hilltop governed by the internal affairs doctrine shall be a state court located within the State of Maryland (or, if no state court located within the State of Maryland has jurisdiction, the federal district court for the District of Maryland).

        There is uncertainty as to whether a court would enforce our forum selection provision as written in connection with claims arising under the federal securities laws. This forum selection provision may limit our stockholders' ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our amended and restated bylaws, as amended, a court could rule that such a provision is inapplicable or unenforceable.

Ownership Limitations

        Federal and state laws, including the Bank Holding Company Act and the Change in Bank Control Act, impose notice, approval and ongoing regulatory requirements on any investor that seeks to acquire direct or indirect "control" of a regulated holding company, such as our Company. The determination of whether an investor "controls" a regulated holding company is based on all of the facts and circumstances surrounding the investment. As a general matter, an investor is deemed to control a depository institution or other company if the investor owns or controls 25% or more of any class of voting stock. Currently, subject to rebuttal, an investor may be presumed to control the regulated holding company if the investor owns or controls 10% or more of any class of voting stock. Accordingly, these current rules will apply to a person acquiring 10% or more of our common stock. Pursuant to new rules that go into effect on April 1, 2020, however, stockholders may acquire up to 24.99% of the voting shares and appoint up to less than a quarter of the members of the Company's board of directors. These directors also may serve on any committee of the board of directors, as long as they represent less than a quarter of the membership of that committee. These new rules also clarify control presumptions at ownership levels less than 24.99%, as well activities related to proxy contests, business relationships and officer or employee interlocks.

        In addition, pursuant to the Texas Insurance Code, before a person can acquire control of an insurance company domiciled in Texas, prior written approval must be obtained from the Texas Department of Insurance. Acquisition of control would be presumed on the acquisition, directly or indirectly, of 10% or more of our outstanding voting stock, unless the regulators determine otherwise.

        Further, under FINRA rules, any change in control of our subsidiaries Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., including through acquisition, is subject to prior regulatory approval by FINRA.

        Any of these laws or regulations may discourage potential acquisition proposals and may delay, deter or prevent change of control transactions involving Hilltop, including those that some or all of our stockholders might consider to be desirable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to, or separate from, any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issuance of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

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  the offering price of the warrants;

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the number of shares of common stock or other securities purchasable upon the exercise of such warrants and the price at which such securities may be purchased upon such exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the designation and terms of any securities with which warrants are issued;

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  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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  U.S. federal income tax consequences applicable to issuance, disposition and exercise of such warrants;

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  any minimum or maximum amount of warrants that may be exercised at any one time;

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  any applicable call provisions in the warrants;

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  the anti-dilution provisions applicable to the warrants;

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  the amount of warrants outstanding as of the most recent practicable date; and

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

        Unless we inform you otherwise in a prospectus supplement, warrants will be issued in registered form. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at such exercise price as shall be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will automatically become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase common stock or other securities, holders of such warrants will not have any of the rights of holders of common stock or other securities purchasable upon such exercise, including the right to receive payments of dividends or interest, if any, on the common stock or other securities purchasable upon such exercise, or to exercise any applicable voting rights.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms that will be disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The applicable prospectus supplement also will state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. If applicable, material U.S. federal income tax considerations relating to depositary shares will be described in the applicable prospectus supplement.

General

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the applicable prospectus supplement, in proportion to the fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

        In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

        The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up of Hilltop, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption, Conversion and Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

        If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

        After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

        However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those shares of preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

        We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

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  all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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  there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement.

        Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

        Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock, unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock or preferred stock or price per depositary share and the number of shares underlying each stock purchase contract may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in debt securities, capital securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements. Such description may not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued.

 PLAN OF DISTRIBUTION AND CONFLICTS OF INTEREST

        We may sell the securities in and outside the United States (i) through agents, (ii) to or through underwriters, (iii) through dealers, (iv) directly to purchasers, including through a specific bidding, auction or other process, (v) in "at the market offerings" within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on a securities exchange or otherwise or (vi) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

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  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  the initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchanges on which the securities may be listed.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents will be involved. We also may sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Exchangeable Securities

        We may sell the securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

Participation of Subsidiaries

        Our broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., are members of FINRA, and may participate in distributions of the offered securities. Accordingly, because our broker-dealer subsidiaries have conflicts of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

        This prospectus, together with any applicable prospectus supplement, also may be used by any of our broker-dealer subsidiaries in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of our broker-dealer subsidiaries may act as principal or agent in such transactions. None of our broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

Commissions, Discounts and Concessions

        Underwriters, dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, dealers or agents also may receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, dealer or agent will be in amounts to be negotiated in connection with transactions involving securities and might be in excess of customary commissions. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number or amount of securities being offered, the purchase price or initial public offering price of the securities, the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities, any underwriting discounts, commissions and other items constituting compensation from us, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.

        The maximum commission or discount received by any FINRA member or independent dealer may not exceed the amount set forth in the FINRA rules at the time of any sale of securities being made pursuant to this prospectus or an applicable prospectus supplement.

Indemnification; Securities Market

        We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

        Any securities offered other than our common stock will be a new issue and, other than our common stock, which is listed on the NYSE, will have no established trading market. We may elect to list any series of securities on a securities exchange, and in the case of our common stock, on any additional securities exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas, and with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel specified in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth expenses payable by Hilltop in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$(1)
FINRA filing fee	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Fees and expenses of trustee, depositary and counsel	(2)
Rating agency fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement.

Item 15.    Indemnification of Directors and Officers

        Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for monetary damages, except: (1) to the extent it is proven that the director or officer actually received an improper benefit or profit, for the amount of the improper benefit or profit or (2) to the extent a final judgment or adjudication entered against the director or officer is based on a determination that the director's or officer's act or failure to act was the result of active and deliberate dishonesty and was material to the cause of action against the director or officer.

        Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to indemnify a present or former director or officer who is made or threatened to be made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred, unless it is proven that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or with active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that his conduct was unlawful. The Maryland General Corporation Law provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The Maryland General Corporation Law also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        Section 2-418 of the Maryland General Corporation Law provides that, unless limited by the charter of a Maryland corporation, a director or an officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation's receipt of: (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Hilltop's amended and restated charter, as amended, modified and supplemented from time to time, authorizes Hilltop to obligate itself, and Hilltop's amended and restated bylaws, as amended, obligate Hilltop, to the maximum extent permitted by Maryland law as in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (a) any individual who is a present or former director or officer of Hilltop and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of Hilltop and at the request of Hilltop, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advancement of expenses provided by Hilltop's amended and restated charter and amended and restated bylaws, in each case as amended, modified and supplemented, vest immediately upon election of directors or officers, as applicable. The indemnification and payment of expenses provided in Hilltop's amended and restated charter and amended and restated bylaws, in each case as amended, modified and supplemented, are not exclusive of, and do not limit in any way, other rights that any person seeking indemnification or payment of expenses may become entitled under any charter, bylaw, regulation, insurance, agreement or otherwise.

        The foregoing is only a general summary of certain aspects of Maryland law and Hilltop's amended and restated charter and amended and restated bylaws, in each case as amended, modified and supplemented, dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the relevant sections of the Maryland General Corporation Law and the amended and restated charter and amended and restated bylaws, in each case as amended, modified and supplemented, of Hilltop.

Item 16.    Exhibits.

Exhibit Number		Description of Exhibit
1.1	**	Form of Underwriting Agreement.

2.1.		Stock Purchase Agreement by and among Hilltop Holdings Inc., ARC Insurance Holdings Inc., Align NL Holdings, LLC and, for limited purposes set forth therein, Align Financial Holdings, LLC and MGI Holdings, Inc., dated January 30, 2020 (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed February 5, 2020 (File No. 001-31987) and incorporated herein by reference).

Exhibit Number	Description of Exhibit
4.1	Articles of Amendment and Restatement of Affordable Residential Communities Inc., dated February 16, 2004, as amended or supplemented by: Articles Supplementary, dated February 16, 2004; Corporate Charter Certificate of Notice, dated June 6, 2005; Articles of Amendment, dated January 23, 2007; Articles of Amendment, dated July 31, 2007; Corporate Charter Certificate of Notice, dated September 23, 2008; Articles Supplementary, dated December 15, 2010; Articles Supplementary, dated as of November 29, 2012 relating to Subtitle 8 election; Articles Supplementary, dated November 29, 2012 relating to Non-Cumulative Perpetual Preferred Stock, Series B, of Hilltop Holdings Inc.; and Articles of Amendment and Restatement, dated March 31, 2014 (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (File No. 001-31987) and incorporated herein by reference).

4.2	Third Amended and Restated Bylaws of Hilltop Holdings Inc. (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on January 31, 2018 (File No. 001-31987) and incorporated herein by reference).

4.2.1	First Amendment to Third Amended and Restated Bylaws of Hilltop Holdings Inc. (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on May 1, 2019 (File No. 001-31987) and incorporated herein by reference).

4.4	Form of Certificate of Common Stock of Hilltop Holdings Inc. (filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-31987) and incorporated herein by reference).

4.5	Corporate Charter Certificate of Notice, dated June 6, 2005 (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-3 (File No. 333-125854) and incorporated herein by reference).

4.6.1	Amended and Restated Declaration of Trust, dated as of July 31, 2001, by and among U.S. Bank National Association (successor in interest to State Street Bank and Trust Company of Connecticut, National Association), as Institutional Trustee, PlainsCapital Corporation, and the Administrators party thereto from time to time (filed as Exhibit 4.2 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.6.2	First Amendment to Amended and Restated Declaration of Trust, dated as of August 7, 2006, by and between PlainsCapital Corporation and U.S. Bank National Association, as Institutional Trustee (filed as Exhibit 4.3 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.6.3	Indenture, dated as of July 31, 2001, by and between PlainsCapital Corporation and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company of Connecticut, National Association), as Trustee (filed as Exhibit 4.4 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.6.4	First Supplemental Indenture, dated as of August 7, 2006, by and between PlainsCapital Corporation and U.S. Bank National Association, as Trustee (filed as Exhibit 4.5 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

Exhibit Number	Description of Exhibit
4.6.5	Second Supplemental Indenture, dated as of November 30, 2012, by and among U.S. Bank National Association, as Trustee, PlainsCapital Corporation (f/k/a Meadow Corporation) and PlainsCapital Corporation (filed as Exhibit 4.5.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 15, 2013 (File No. 001-31987) and incorporated herein by reference).

4.6.6	Amended and Restated Floating Rate Junior Subordinated Deferrable Interest Debenture of Plains Capital Corporation, dated as of August 7, 2006, by PlainsCapital Corporation in favor of U.S. Bank National Association, as Institutional Trustee for PCC Statutory Trust I (filed as Exhibit 4.6 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.6.7	Guarantee Agreement, dated as of July 31, 2001, by and between PlainsCapital Corporation and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company of Connecticut, National Association), as Trustee (filed as Exhibit 4.7 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.6.8	First Amendment to Guarantee Agreement, dated as of August 7, 2006, by and between PlainsCapital Corporation and U.S. Bank National Association, as Guarantee Trustee (filed as Exhibit 4.8 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.7.1	Amended and Restated Declaration of Trust, dated as of March 26, 2003, by and among U.S. Bank National Association, as Institutional Trustee, PlainsCapital Corporation, and the Administrators party thereto from time to time (filed as Exhibit 4.9 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.7.2	Indenture, dated as of March 26, 2003, by and between PlainsCapital Corporation and U.S. Bank National Association, as Trustee (filed as Exhibit 4.10 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.7.3	First Supplemental Indenture, dated as of November 30, 2012, by and among U.S. Bank National Association, as Trustee, PlainsCapital Corporation (f/k/a Meadow Corporation) and PlainsCapital Corporation (filed as Exhibit 4.6.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 15, 2013 (File No. 001-31987) and incorporated herein by reference).

4.7.4	Floating Rate Junior Subordinated Deferrable Interest Debenture of Plains Capital Corporation, dated as of March 26, 2003, by PlainsCapital Corporation in favor of U.S. Bank National Association, as Institutional Trustee for PCC Statutory Trust II (filed as Exhibit 4.11 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.7.5	Guarantee Agreement, dated as of March 26, 2003, by and between PlainsCapital Corporation and U.S. Bank National Association, as Guarantee Trustee (filed as Exhibit 4.12 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

Exhibit Number	Description of Exhibit
4.8.1	Amended and Restated Declaration of Trust, dated as of September 17, 2003, by and among U.S. Bank National Association, as Institutional Trustee, PlainsCapital Corporation, and the Administrators party thereto from time to time (filed as Exhibit 4.13 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.8.2	Indenture, dated as of September 17, 2003, by and between PlainsCapital Corporation and U.S. Bank National Association, as Trustee (filed as Exhibit 4.14 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.8.3	First Supplemental Indenture, dated as of November 30, 2012, by and among U.S. Bank National Association, as Trustee, PlainsCapital Corporation (f/k/a Meadow Corporation) and PlainsCapital Corporation (filed as Exhibit 4.7.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 15, 2013 (File No. 001-31987) and incorporated herein by reference).

4.8.4	Floating Rate Junior Subordinated Deferrable Interest Debenture of Plains Capital Corporation, dated as of September 17, 2003, by PlainsCapital Corporation in favor of U.S. Bank National Association, as Institutional Trustee for PCC Statutory Trust III (filed as Exhibit 4.15 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.8.5	Guarantee Agreement, dated as of September 17, 2003, by and between PlainsCapital Corporation and U.S. Bank National Association, as Guarantee Trustee (filed as Exhibit 4.16 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.9.1	Amended and Restated Trust Agreement, dated as of February 22, 2008, by and among PlainsCapital Corporation, Wells Fargo Bank, N.A., as Property Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, and the Administrators party thereto from time to time (filed as Exhibit 4.17 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.9.2	Junior Subordinated Indenture, dated as of February 22, 2008, by and between PlainsCapital Corporation and Wells Fargo Bank, N.A., as Trustee (filed as Exhibit 4.18 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.9.3	First Supplemental Indenture, dated as of November 30, 2012, by and between PlainsCapital Corporation (f/k/a Meadow Corporation) and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.8.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 15, 2013 (File No. 001-31987) and incorporated herein by reference).

4.9.4	Plains Capital Corporation Floating Rate Junior Subordinated Note due 2038, dated as of February 22, 2008, by PlainsCapital Corporation in favor of Wells Fargo Bank, N.A., as Property Trustee of PCC Statutory Trust IV (filed as Exhibit 4.19 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

Exhibit Number		Description of Exhibit
4.9.5		Guarantee Agreement, dated as of February 22, 2008, by and between PlainsCapital Corporation and Wells Fargo Bank, N.A., as Guarantee Trustee (filed as Exhibit 4.20 to the Registration Statement on Form 10 filed by PlainsCapital Corporation on April 17, 2009 (File No. 000-53629) and incorporated herein by reference).

4.10		Indenture, dated as of April 9, 2015, by and between Hilltop Holdings Inc. and U.S. Bank National Association, as Trustee, including form of notes (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on April 9, 2015 (File No. 001-31987) and incorporated herein by reference).

4.11		Indenture, dated as of November 22, 2019, by and between Hilltop Securities Inc. and The Bank of New York Mellon, as indenture trustee (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on November 27, 2019 (File No. 001-31987) and incorporated herein by reference).

4.12		Indenture, dated as of December 6, 2019, by and between Hilltop Securities Inc. and The Bank of New York Mellon, as indenture trustee (filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on December 11, 2019 (File No. 001-31987) and incorporated herein by reference).

4.13	*	Form of Indenture with respect to Senior Debt Securities.

4.14	*	Form of Indenture with respect to Subordinated Debt Securities.

4.15	**	Form of Note for Senior Debt Securities.

4.16	**	Form of Note for Subordinated Debt Securities.

4.17	**	Form of Articles Supplementary for Preferred Stock.

4.18	**	Form of Deposit Agreement.

4.19	**	Form of Depositary Receipt.

5.1	*	Opinion of Haynes and Boone, LLP.

5.2	*	Opinion of Venable LLP.

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

23.3	*	Consent of Venable LLP (included in Exhibit 5.2).

24.1	*	Power of Attorney (included in this Registration Statement under "Signatures").

25.1	***	Form of T-1 Statement of Eligibility of Trustee under Form of Indenture with respect to Senior Debt Securities.

25.2	***	Form of T-1 Statement of Eligibility of Trustee under Form of Indenture with respect to Subordinated Debt Securities.

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a Current Report on Form 8-K incorporated by reference herein.

***
To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (a)
  (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (j)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under an indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on March 27, 2020.

HILLTOP HOLDINGS INC.
By:	/s/ COREY G. PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	Executive Vice President & General Counsel

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeremy B. Ford and Corey G. Prestidge as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement (any of which amendments may make such changes and additions to this registration statement as such attorneys-in-fact may deem necessary or appropriate), and to sign all registration statements filed pursuant to Rule 462(b) of the Securities Act which incorporate this registration statement by reference, and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 27, 2020:

Signature	Title

/s/ JEREMY B. FORD Jeremy B. Ford	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ WILLIAM B. FURR William B. Furr	Chief Financial Officer (Principal Financial Officer)
/s/ KEITH E. BORNEMANN Keith E. Bornemann	Executive Vice President, Corporate Controller (Principal Accounting Officer)
/s/ CHARLOTTE JONES ANDERSON Charlotte Jones Anderson	Director
Rhodes Bobbitt	Director

Signature	Title

/s/ TRACY A. BOLT Tracy A. Bolt	Director
W. Joris Brinkerhoff	Director
/s/ J. TAYLOR CRANDALL J. Taylor Crandall	Director
Charles R. Cummings	Director
Hill A. Feinberg	Director
/s/ GERALD J. FORD Gerald J. Ford	Chairman of the Board
/s/ J. MARKHAM GREEN J. Markham Green	Director
/s/ WILLIAM T. HILL, JR. William T. Hill, Jr.	Director
/s/ LEE LEWIS Lee Lewis	Director
/s/ ANDREW J. LITTLEFAIR Andrew J. Littlefair	Director
/s/ W. ROBERT NICHOLS, III W. Robert Nichols, III	Director
/s/ KENNETH D. RUSSELL Kenneth D. Russell	Director

Signature	Title

/s/ A. HAAG SHERMAN A. Haag Sherman	Director
/s/ JONATHAN S. SOBEL Jonathan S. Sobel	Director
/s/ ROBERT TAYLOR, JR. Robert Taylor, Jr.	Director
/s/ CARL B. WEBB Carl B. Webb	Director